UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
AMENDMENT NO. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2010
CHINDEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24624	13-3097642

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 EAST WEST HIGHWAY, SUITE 1100
BETHESDA, MARYLAND	20814

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 215-7777
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION
      We previously filed a Current Report on Form 8-K on January 6, 2011 (the “Form 8-K”), reporting our acquisition (the “Acquisition”) of a 49% interest in a joint venture created and consolidated under Chindex Medical Limited, a newly-formed Hong Kong company, in return for the disposition to Chindex Medical Limited (the “Disposition”) of the portion of the business contributed thereto by Chindex International, Inc. (the “Company”), all as described in the Form 8-K. We are filing this Form 8-K/A, Amendment No. 1, to provide the pro forma financial information required by Item 9.01 for the Acquisition. The unaudited pro forma financial information presented is not intended to represent and may not be indicative of the consolidated results of operations or financial position that would have occurred had the transactions been completed as of the dates presented nor of the future results of operations or financial position of the Company.

Item 9.01.	Financial Statements and Exhibits.
     (b) Pro Forma Financial Information
     Unaudited pro forma financial information giving effect to the Disposition and the Acquisition are included as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited pro forma balance sheet as of September 30, 2010 is based on the historical financial statements of the Company for such period after giving effect to the Disposition and the Acquisition as if they had occurred on September 30, 2010. The unaudited pro forma statements of operations for the six months ended September 30, 2010 and the fiscal year ended March 31, 2010 are based on the historical financial statements of the Company for such periods after giving effect to the Disposition and Acquisition as if they had occurred on April 1, 2009. The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto contained in the Company’s 2010 Annual Report on Form 10-K filed on June 14, 2010, and the Company’s Quarterly Report on Form 10-Q for the six months ended September 30, 2010, filed on November 8, 2010.
     (d) Exhibits.

Exhibit	Description
99.1	Financial Information

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: March 16, 2011

CHINDEX INTERNATIONAL, INC.
By:
	Name:	Lawrence Pemble
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description

99.1	Financial Information

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